Exhibit 3.1

Anixter International Inc.
Third Amended and Restated By-laws - Effective January 8, 2020
Article I
Offices
Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
Article II
Meetings of Stockholders
Section 1. Place of Meetings. All meetings of the stockholders for the election of Directors shall be held in the City of Chicago, State of Illinois, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2. Annual Meetings. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
Section 3. Notice of Annual Meeting. Except as provided by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
Section 4. List of Stockholders. In connection with each meeting of stockholders, the officer who has charge of the stock ledger of the corporation shall prepare or cause to be prepared a complete list of the stockholders entitled to vote at the meeting, and such list shall be open to the examination of any stockholder for any purpose germane to the meeting, in each case, in the manner and at such time and place as may be required by the Delaware General Corporation Law as in effect from time to time.
Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
Section 6. Notice of Special Meeting. Except as provided by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.
Section 7. Business Transacted at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 8. Quorum; Conduct of Meetings.
(a)    The holders of one-half of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.
(b)    The chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, whether or not a quorum is present, without notice other than announcement at the meeting, unless the directors fix a new record date for the adjourned meeting. If a quorum is present at the meetings as originally called, it shall also be deemed present at an adjourned or recessed session of such meeting. At such adjourned meeting at which there is a quorum, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Board of Directors may, at any time prior to the holding of meeting of the stockholders, and for any reason, postpone, reschedule or cancel such previously-scheduled meeting. The meeting may be postponed or rescheduled to such time and place as specified in a notice of postponement or rescheduling of such meeting.

(c)    The Chairman of the Board of Directors or, in his or her absence, the Vice Chairman, or any director or officer designated by the Chairman of the Board of Directors, shall preside as the chairman of the meeting at all annual or special meetings of stockholders. To the maximum extent permitted by law, the chairman of the meeting will have the power to set procedural rules, including without limitation: (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to stockholders of record, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (iii) limiting participation at the meeting on any matter to stockholders of record entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iv) limiting the time allotted to questions or comments; (v) determining when and for how long the polls should be opened and when the polls should be closed; (vi) maintaining order and security at the meeting; (vii) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (viii) concluding the meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; (ix) restricting the use of audio/video recording devices and cell phones; and (x) complying with any state and local laws and regulations concerning safety and security. The Secretary will act as secretary of each meeting. In the absence of the Secretary, the chairman of the meeting will appoint any person to act as secretary of the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 9. Vote Requirements. When a quorum is present at any meeting, the vote of the majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or unless the question brought before the meeting is election of Directors, in which case Directors shall be elected in accordance with Section 1 of Article III of these By-laws.
Section 10. Vote in Person or by Proxy. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
Section 11. Action without Meeting. Stockholders may not take action by written consent in lieu of a meeting.
Section 12. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. The nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder (i) who is a stockholder of record on the date of the giving of notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at the meeting and (ii) who complies with the notice procedures set forth in this Section 12. Nominations, other than those made by or on behalf of the Board of Directors, for the election of Directors at an annual meeting of stockholders shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received at the principal executive offices of the corporation not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty days before or after such anniversary date, then such nomination shall have been delivered to or mailed and received by the Secretary not later than the close of business on the tenth day following the date on which the notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Nominations, other than those made by or on behalf of the Board of Directors, for the election of Directors at a special meeting of stockholders shall be made by notice in writing delivered to or mailed and received by the Secretary not later than the close of business on the tenth day following the date on which the notice of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of stock of the corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to be named as a nominee and to serve as a Director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a Director of the corporation.
The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 13. Notice of Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder (i) who is a stockholder of record on the date of the giving of notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section 13. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of Directors of the corporation, the procedures in Section 12 of this Article II must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be made in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received at the principal executive offices of the corporation not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the tenth day following the date on which the notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 13, except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules, or any successor provision, promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 13.
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13, and if he or she should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
Article III
Directors
Section 1. Number and Election. The number of Directors which shall constitute the whole Board shall be the number at any given time determined by the Board. In all uncontested elections of Directors of the corporation (i.e., an election where the only nominees are those recommended by the Board), to be elected as a Director, a nominee must receive a majority of the votes cast with respect to that nominee’s election by shares present in person or represented by proxy at the meeting of stockholders and entitled to vote on the election of Directors. For purposes of the preceding sentence, a majority of the votes cast shall mean that the number of shares voted “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. In all contested elections of Directors of the corporation, the vote of a plurality of the shares present in person or represented by proxy at the meeting of stockholders and entitled to vote on the election of Directors will be required to elect Directors. Each Director elected shall hold office until his successor is elected and qualified.
Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.
Section 3. Authority of Board of Directors. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.
Section 4. Meetings of the Board of Directors. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. A meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as are fixed from time to time by resolution of the Board. No notice need be given for regular meetings.
Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the President on not less than two days’ prior notice to each Director, either personally, by mail or by electronic transmission. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.
Section 7. Quorum. At all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 8. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or Committee. Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.
Section 9. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more Committees, each Committee to consist of two or more of the Directors of the corporation. The Board of Directors may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such Committee or Committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
Section 10. Meetings of Committees. Each Committee may hold meetings, regular and/or special, either within or without the State of Delaware. No notice need be given for regular meetings of a Committee. Any special meeting of a Committee shall be held on not less than two days’ prior notice to each member of such Committee, either personally, by mail or by electronic transmission.
Section 11. Minutes of Committee Meetings. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section 12. Compensation of Directors. The Directors may be paid such compensation as the Board of Directors shall deem advisable.
Section 13. The Chairman of the Board. The Board of Directors at its first meeting after each annual meeting of stockholders, or at such other time as it may determine, shall choose a Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board, shall be the Chairman of the Executive Committee, and shall have such other powers and duties as shall from time to time be assigned by the Board of Directors.
Article IV
Notices
Section 1. Form of Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given personally and by electronic transmission.
Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article V
Officers
Section 1. Officers. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Chief Financial Officer, one or more Vice-Presidents, a Secretary, a Treasurer, a Controller, and a General Counsel. The Board of Directors may designate certain Vice-Presidents as executive or senior Vice-Presidents and may affix such functional designations to Vice-Presidential titles as it shall deem appropriate. The Board of Directors may also choose one or more Assistant Secretaries and Assistant Treasurers, Assistant Controllers, and Associate General Counsels. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide. The Board of Directors may authorize and approve the terms of employment contracts with officers covering the duties, term, compensation, and other terms of the employment of officers.
Section 2. Appointment of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 3. Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors.
Section 4. Terms of Office. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.
Section 5. The President. The President shall be Chief Executive Officer of the corporation and shall have all powers ordinarily exercised by the President and Chief Executive Officer of a corporation and such other powers and duties as shall from time to time be assigned to him by the Board of Directors. The President may execute on behalf of the corporation stock certificates, bonds, contracts, deeds, mortgages, or other instruments authorized by the Board of Directors, except in cases where the signing or execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the corporation or such documents or instruments shall be required by law to be signed or executed otherwise, and the President may affix the seal of the corporation to any instrument requiring the same. In the performance of all the duties hereunder, the President shall be subject to the supervision of, and shall report to, the Board of Directors.
Section 6. Chief Financial Officer. The Chief Financial Officer shall have general supervision of the financial operations of the corporation. The Chief Financial Officer shall also perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors or the President.
Section 7. The Vice-Presidents. The Vice-Presidents shall perform such duties and have such other powers as the Board of Directors or the President may from time to time prescribe.
Section 8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and its Committees and all meetings of the stockholders and record all the proceedings of all such meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and its Committees, and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or President, or other officer who either shall designate, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the corporation and the Secretary or Assistant Secretary shall have the authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the signature of such officer.
Section 9. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary, or at the Secretary’s request, or in the event of the Secretary’s inability or refusal to act, or if the office of Secretary is vacant, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President or the Secretary may from time to time prescribe.
Section 10. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or as he may deem appropriate, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions of the Treasurer.

Section 11. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer, or at the Treasurer’s request, or, in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President, the Chief Financial Officer or the Treasurer may from time to time prescribe.
Section 12. The Controller. The Controller shall perform such duties and exercise such powers as are ordinarily performed or exercised by the Controller of a corporation and shall perform such other duties and have such other powers as the Board of Directors, the President or the Chief Financial Officer may from time to time prescribe.
Section 13. The Assistant Controller. The Assistant Controller, or if there be more than one, the Assistant Controllers in the order determined by the Board of Directors (or if there be no such determination, then in order of their election), shall, in the absence of the Controller or at the Controller’s request, or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Controller and shall perform such other duties and have such other powers as the Board of Directors, the President, the Chief Financial Officer or the Controller may from time to time prescribe.
Section 14. The General Counsel. The General Counsel shall be the Chief Legal Officer of the corporation and shall act as legal advisor to the Board of Directors and officers. The General Counsel shall perform such duties and exercise such powers as are ordinarily performed or exercised by the General Counsel of a corporation and shall perform such other duties and have such other powers as the Board of Directors or the President, or other officer who either shall designate, may from time to time prescribe.
Section 15. The Associate General Counsel. The Associate General Counsel, or if there be more than one, the Associate General Counsels either in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) or with such allocations of the duties and powers to, between or among them as may be fixed in a manner authorized by the Board of Directors, shall in the absence of the General Counsel, or at the General Counsel’s request, or in the event of his inability or refusal to act, or if the office of General Counsel is vacant, perform the duties and exercise the powers of the General Counsel and shall perform such other duties and have such other powers as the Board of Directors, the President or the General Counsel may from time to time prescribe.
Article VI
Certificates of Stock; Uncertificated Shares
Section 1. Form. Shares of stock of the corporation may be represented by stock certificates or uncertificated, as provided by the General Corporation Law of the State of Delaware. Every holder of stock in the corporation shall be entitled to have a certificate, signed in the name of the corporation by the Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.
Section 2. Signatures on Stock Certificates. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.
Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 4. Transfers of Stock.  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation (a) in the case of shares of stock represented by a certificate, by the surrender to the corporation or the transfer agent of the corporation of a certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, or (b) in the case of uncertificated shares, on proper instructions from the holder of record of such shares or the holder’s legal representative, in either case with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require.

Section 5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Article VII
General Provisions
Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
Section 4. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.
Section 5. Electronic Transmissions. For purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.
Article VIII
Amendments
Section 1. Amendment of By-laws. These By-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new by-laws be contained in the notice of such special meeting.
Article IX
Indemnification
Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article IX, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that she or he is or was a director or officer, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her or him in connection with such action, suit or proceeding if she or he acted in good faith and in a manner she or he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe her or his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which she or he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that her or his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article IX, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that she or he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by her or him in connection with the defense or settlement of such action or suit if she or he acted in good faith and in a manner she or he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3. Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because she or he has met the applicable standard of conduct set forth in Section 1 or Section 2, of this Article IX, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, she or he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by her or him in connection therewith, without the necessity of authorization in the specific case.
Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner she or he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe her or his conduct was unlawful, if her or his action is based on the records or books of account of the corporation or another enterprise, or on information supplied to her or him by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director or officer. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article IX, as the case may be.
Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because she or he has met the applicable standards of conduct set forth in Sections 1 and 2 of this Article IX, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the corporation promptly upon the filing of such application.
Section 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that she or he is not entitled to be indemnified by the corporation as authorized in this Article IX.
Section 7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in her or his official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 1 and 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article IX but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against her or him and incurred by her or him in any such capacity, or arising out of her or his status as such, whether or not the corporation would have the power or the obligation to indemnify her or him against such liability under the provisions of this Article IX.
Section 9. Meaning of “Corporation” for Purposes of Article IX. For purposes of this Article IX, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as she or he would have with respect to such constituent corporation if its separate existence had continued.
Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Article X
Forum for Adjudication of Certain Disputes
Section 1. Forum. Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Delaware Court of Chancery shall be the sole and exclusive forum for, and shall have exclusive jurisdiction with respect to, (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the corporation arising out of or relating to any provision of the General Corporation Law of the State of Delaware or the corporation’s Certificate of Incorporation or these By-Laws, (d) any action asserting a claim related to or involving the corporation or any director, officer, stockholder, employee or agent of the corporation that is governed by the internal affairs doctrine of the State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware; provided, however, that, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X. If any action the subject matter of which is within the scope of this Article X is filed in a court other than the Delaware Court of Chancery (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have notice of and consented to (i) the exclusive personal jurisdiction of the Delaware Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article X and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Article X with respect to any current or future actions or claims. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce this Article X.